UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-81512
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

We entered into a Lease Purchase and Sale Agreement (the "Agreement") with CodeAmerica Investments, L.L.C. ("CodeAmerica") to purchase CodeAmerica's undivided working interests' in certain oil and gas leases located in Freestone County, Texas for approximately $4.2 million. To acquire this proven reserve asset, the Company issued 4,040,726 common shares to CodeAmerica , an oil and gas company owned by our President, Milton Cox.

Prior to the Agreement we held a 10% undivided working interest in the T.E. Lane gas unit proved developed reserves and in the offsetting acreage proved undeveloped reserves. With the acquisition the Company has increased its undivided working interest in the T.E. Lane gas unit to 20%, and the Company's undivided interest in the proved undeveloped offsetting acreage to 100%.

Item 7. Financial Statements and Exhibits.

10.1 Lease Purchase and Sale Agreement between CodeAmerica Investments, LLC and Altus Explorations Inc. dated March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox
Milton Cox, President

Date: April 13, 2004